Exhibit 16.1

October 3, 2014

Securities and Exchange Commission 100 F Street N.E.

Washington, D.C. 20549

We have read the statements included under Item 4.01 of Form 8-K for the event that occurred on September 30, 2014, to be filed by our former client, FlexShopper, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm, except that we are not in a position to agree or disagree with FlexShopper's statement that they did not, nor did anyone acting on their behalf consult with Eisner Amper LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, as to the type of opinion that might be rendered on FlexShopper, Inc. fmancial statements or any reportable events described under Item 304(a)(2)(ii) of Regulation S-K.

Very truly yours,

/s/ Scott and Company LLC

Scott and Company LLC	1441 Main Street, Suite 800		115 Whitsett Street
CERTIFIED PUBLIC ACCOUNTANTS	Post Office Box 8388		Greenville, South Carolina 29601
Columbia, South Carolina 29202

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